1

EXHIBIT 10.2

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of July 3, 2012, made by SOUTHERN STAR CENTRAL CORP., a Delaware corporation (the “Pledgor”), in favor of ROYAL BANK OF CANADA, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Revolving Credit Agreement, dated as of July 3, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SOUTHERN STAR CENTRAL CORP., a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined);

WHEREAS, it is a condition under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, with respect to any Capital Stock of the Issuers as to which the Administrative Agent, for the ratable benefit of the Lenders, does not have a perfected Lien, the Borrower must execute and deliver to the Administrative Agent such amendments to the Pledge Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in such property.

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties (as defined below) to enter into the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1.

DEFINED TERMS

1.1.

Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Certificated Security”: as defined in Article 8 of the Code on the date hereof.

“Code”:  the Uniform Commercial Code from time to time in effect in the State of New York.

“Collateral”:  the Capital Stock of the Issuers.

“Excluded Assets”: (i) any asset, interest or right to the extent the grant of a security interest therein is prohibited or restricted by any contract, indenture, instrument or other agreement or would give another party to any contract, indenture, instrument or other agreement the right to terminate its obligations thereunder and, in each case, consent under such contract, indenture, instrument or other agreement has not been obtained, provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Pledgor of a security interest pursuant to this Agreement in any asset or right to the extent that Sections 9-406 and 9-408 of the Code as in effect on the date hereof would permit (and excuse any default or violation resulting therefrom) the creation of a security interest in such asset or right notwithstanding the provision of such agreement or instrument prohibiting the creation of a security interest therein or shall render such provision unenforceable, and (ii) any other asset, interest or right to the extent the grant of a security interest therein (A) is prohibited by or would not be effective under applicable Requirements of Law or (B) would require a consent, approval, license or authorization from a Governmental Authority.

 “Governmental Authority”:  any nation or government or any state or other political subdivision thereof, including any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Issuers”: the collective reference to OpCo and any other Restricted Subsidiary of the Borrower.

 “OpCo”: Southern Star Central Gas Pipeline, Inc., a Delaware corporation and the wholly owned direct operating Subsidiary of the Borrower.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

 “Pledge Agreement”:  this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Pledged Stock”:  all Capital Stock of the Issuers owned by the Pledgor on the date hereof or issued or acquired by it in the future, together with any shares, stock certificates, options or rights of any nature whatsoever in respect of such Capital Stock owned by the Pledgor, including the Capital Stock listed on Schedule 1; provided that Pledged Stock shall not include any Excluded Assets.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102 of the Code on the date hereof; provided that Proceeds shall not include any Excluded Assets.

“Remedy Instruction”:  notice delivered by the Administrative Agent, the Borrower or any of the Issuers, of the Administrative Agent’s intent to exercise remedies hereunder.

“Secured Parties”:  collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) each counterparty to a Specified Swap Agreement entered into with the Pledgor if such counterparty was a Lender at the time such Specified Swap Agreement was entered into and (iv) the successors and permitted assigns of each of the foregoing.

SECTION 2

GRANT OF SECURITY INTEREST.

2.1.

Pledge; Grant of Security Interest.  The Pledgor hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of the Pledgor’s right, title and interest in the Collateral, as collateral security for the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

2.2.

Stock Powers; Endorsements.  Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

SECTION 3

REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1.

Representations and Warranties.  The Pledgor represents and warrants as of the date hereof that:

(a)

the shares of Pledged Stock listed on Schedule 1 constitute all of the issued and outstanding shares of all classes of the Capital Stock of OpCo;

(b)

all the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable; and

(c)

the Pledgor is the record and beneficial owner of, and has good title to, the Pledged Stock, free of any and all Liens or options in favor of any other Person, except the Lien created by this Pledge Agreement; and

(d)

upon delivery to the Administrative Agent of the stock certificates evidencing the shares of Pledged Stock together with instruments of transfer duly endorsed in blank, this Pledge Agreement will create a perfected security interest in such stock certificates to the extent perfection is governed by the Uniform Commercial Code as in effect in any applicable jurisdiction, prior and superior in right to any Person.

3.2.

Covenants.  The Pledgor covenants and agrees with the Administrative Agent and the Lenders, that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

(a)

If the Pledgor shall receive any stock certificate constituting Pledged Stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), whether in addition to, in substitution of, as a conversion of, or in exchange for, or otherwise in respect of, any Pledged Stock or otherwise, the Pledgor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, together with an undated stock power covering such Certificated Securities duly executed in blank by the Pledgor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations and to the extent not already a signatory hereto, cause the Issuer of such Pledged Stock to execute an acknowledgement and consent in form and substance satisfactory to the Administrative Agent pursuant to which such Issuer will agree to be bound by the terms of this Pledge Agreement to the extent such terms and conditions are applicable to it.

(b)

Without the prior written consent of the Administrative Agent, the Pledgor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (ii) create, incur or permit to exist any Lien or option in favor of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and Liens of the type described in subsections 7.3(a) and (b) of the Credit Agreement.

(c)

At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request in order to perfect any security interest granted or purported to be granted hereby in the Collateral or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(d)

The Pledgor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

SECTION 4

REMEDIAL PROVISIONS

4.1.

Dividends; Voting Rights.    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in subsection 8(f)(i) or 8(f)(ii) of the Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of the Administrative Agent’s intent to exercise its rights under subsection , the Pledgor shall be entitled (i) to receive and retain all dividends, payments and all other distributions made, or other Proceeds paid, in respect of the Pledged Stock, to the extent permitted in the Credit Agreement, and (ii) to exercise all voting and other rights and power inuring to an owner of Pledged Stock or any part thereof, provided that no vote shall be cast or other right or power exercised or other action taken which would result in a violation of any provision of the Credit Agreement, the Pledge Agreement or any other Loan Document.

4.2.

Rights of the Lenders and the Administrative Agent.  Upon the occurrence and during the continuance of an Event of Default and upon receipt from the Administrative Agent of a Remedy Instruction that has not been revoked or rescinded, upon written notice to the Pledgor:

(a)

the Administrative Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in accordance with subsection  hereof.  Any and all Proceeds received by the Administrative Agent hereunder shall be retained in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent only as provided in subsection  hereof.

(b)

the Administrative Agent shall have the right to have any or all of the Pledged Stock registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting and other rights and powers inuring to the owner of Pledged Stock at any meeting of shareholders of the Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuers, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it and except for its gross negligence, bad faith or willful misconduct or a material breach of any Loan Document by the Administrative Agent, provided that the Administrative Agent shall have no right to prevent any dividends, payments or other distributions with respect to the Pledged Stock to the extent such distributions are intended for uses permitted by subsection 7.6 of the Credit Agreement.  The Administrative Agent shall have no duty to the Pledgor to exercise any of the rights, privileges or options provided by this subsection  and shall not be responsible for any failure to do so or delay in so doing.

(c)

The rights of the Administrative Agent and the Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Secured Party of any right or remedy against the Issuers or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of set-off with respect thereto.  Neither the Administrative Agent nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

4.3.

Application of Proceeds.    At any time after the occurrence and during the continuance of an Event of Default and upon receipt from the Administrative Agent of a Remedy Instruction that has not been revoked or rescinded, the Administrative Agent may apply all or any part of Proceeds held in any collateral account established in accordance with subsection  hereof in payment of the Obligations in accordance with subsection  hereof, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Pledgor or to whomsoever may be lawfully entitled to receive the same.  After the earlier to occur of (i) the cure or waiver of all Events of Default, and (ii) the payment in full of all Revolving Loans and other Obligations then due and payable and the termination or expiration of the Letters of Credit and the Commitments, the Administrative Agent shall promptly pay to the Pledgor or to whomsoever may be lawfully entitled to receive the same all Proceeds held in any such collateral account.

(a)

If an Event of Default shall occur and be continuing and the Administrative Agent shall have delivered a Remedy Instruction that has not been revoked or rescinded, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuers, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free, to the extent permitted by law, of any right or equity of redemption in the Pledgor, which right or equity is hereby, to the extent permitted by law, waived or released.  The Administrative Agent shall hold any Proceeds hereunder for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent, subject to the provisions of subsection 2.11 of the Credit Agreement, against the Obligations then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder, under the Credit Agreement or any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder, under the Credit Agreement or any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under the Credit Agreement or any other Loan Document;

SECOND, to the payment of all other Obligations (the amounts so applied to be distributed pro rata among the Secured Parties in accordance with the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties in respect of the Obligations on the date of any such distribution); and

THIRD, to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may otherwise direct; and

FOURTH, any balance remaining after the Obligations (other than Obligations under or in respect of Specified Swap Agreement or contingent indemnity and reimbursement obligations not then due or payable) shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the the Issuers or to whomsoever may be lawfully entitled to receive the same.

If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement.  Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

4.4.

Registration Rights; Private Sales.    If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection  hereof, and if in the reasonable opinion of the Administrative Agent it is necessary to have the Pledged Stock registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Pledgor will cause the Issuers to (i) execute and deliver, and cause the directors and officers of the Issuers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary to register the Pledged Stock under the provisions of the Securities Act, (ii) use reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus that, in the reasonable opinion of the Administrative Agent, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  The Pledgor agrees to cause the Issuers to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

(a)

The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.   The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuers to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuers would agree to do so.

(b)

The Pledgor further agrees to use reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection  valid and binding and in compliance with any and all other applicable Requirements of Law.  The Pledgor further agrees that a breach of any of the covenants contained in this subsection  will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection  shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or that no Remedy Instruction has been delivered.

SECTION 5
THE ADMINISTRATIVE AGENT

5.1.

Limitation on Duties Regarding Collateral.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account.  Neither the Administrative Agent nor any Lender nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

5.2.

Authority of Administrative Agent.  The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuers  shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 6
MISCELLANEOUS

6.1.

Amendments in Writing.  Subject to the terms of the Credit Agreement, the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified by a written instrument executed by the Pledgor, the Issuers and the Administrative Agent.

6.2.

Notices.  All notices, requests and demands under this Pledge Agreement shall be given in accordance with subsection 10.2 of the Credit Agreement.  Any notice, request or demand to be given to the Pledgor or the Issuers shall be given in care of (“c/o”) the Borrower at the Borrower’s address or transmission number specified in or pursuant to such subsection 10.2 of the Credit Agreement.

6.3.

No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Secured Party, the Issuers nor the Pledgor shall by any act (except by a written instrument pursuant to this subsection ), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  Neither a failure to exercise nor any delay in exercising, on the part of the Administrative Agent, any Secured Party, the Issuers or the Pledgor any right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder or under any Loan Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent, any Secured Party, the Issuers or the Pledgor of any right or remedy hereunder or under any Loan Document on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, any Secured Party, the Issuers or the Pledgor would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

6.4.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Pledgor, the Administrative Agent and the Secured Parties.

6.5.

Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Pledge Agreement by electronic communication or telecopy transmission shall be effective as delivery of a manually executed counterpart hereof.  The effectiveness of this Pledge Agreement and any such signatures shall, subject to applicable law, have the same force and effect as the manually executed originals and shall be binding on the Pledgor, the Administrative Agent and the Secured Parties.  A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Issuers and the Administrative Agent.

6.6.

Severability.  Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7.

Integration.  This Pledge Agreement represents the entire agreement of the Pledgor and the Administrative Agent with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Pledgor, the Administrative Agent or any other Secured Party relative to the subject matter hereof not reflected or referred to herein.

6.8.

GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.9.

Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Loan Documents to which it is a party or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection  or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection  any special, exemplary, punitive or consequential damages.

6.10.

Acknowledgments.  Each party hereto hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement;

(b)

neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with this Pledge Agreement or any of the other Loan Documents and the relationship between Administrative Agent and Secured Parties, on one hand, and the Pledgor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgor and the Secured Parties.

6.11.

WAIVERS OF JURY TRIAL.  THE PLEDGOR, THE ISSUERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.12.

Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.13.

Irrevocable Authorization and Instruction to the Issuers.  The Pledgor hereby authorizes and instructs the Issuers to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and that a Remedy Instruction has been delivered and has not been revoked or rescinded and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuers shall be fully protected in so complying.  The Administrative Agent agrees that any instructions given by it to the Issuers under this subsection  shall be in accordance with this Pledge Agreement.

6.14.

Releases.  Notwithstanding anything herein to the contrary, at such time as the Revolving Loans, the Reimbursement Obligations and the other Obligations (other than Obligations under or in respect of Specified Swap Agreements and contingent indemnity and reimbursement obligations not then due and payable) then due and payable shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or shall have been cash-collateralized in a manner reasonably acceptable to the Administrative Agent), the Collateral shall automatically be released from the Liens created hereby, and this Pledge Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Pledgor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall automatically revert to the Pledgor.  Promptly following any such termination and at the sole expense of the Pledgor, the Administrative Agent shall deliver to the Pledgor any and all Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

 [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

SOUTHERN STAR CENTRAL CORP.

By:__________________________

Name:

Title:

[Signature Page to the Pledge Agreement]

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ACKNOWLEDGED AND AGREED AS

OF THE DATE HEREOF BY:

ROYAL BANK OF CANADA,
as Administrative Agent

By:___________________________
Name:

Title:

[Signature Page to the Pledge Agreement]

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ACKNOWLEDGEMENT AND CONSENT

Southern Star Central Gas Pipeline, Inc. hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it.  Southern Star Central Gas Pipeline, Inc. further agrees that the terms of subsection  of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of subsection  of the Pledge Agreement.

SOUTHERN STAR CENTRAL GAS PIPELINE, INC.

By:__________________________

Name:

Title:

[Signature Page to the Pledge Agreement]

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SCHEDULE 1
To Stock

Pledge Agreement

DESCRIPTION OF PLEDGED STOCK

Issuer	Class of Stock	Stock Certificate No.	No. of Shares	% of Issued Shares
Southern Star Central Gas Pipeline, Inc.	Common Stock	35	1000	100%